Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-8 of Veea Inc. of our report dated April 15, 2025 relating to the consolidated financial statements of Veea Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PKF O’Connor Davies, LLP

New York, NY

April 15, 2025

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